EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lihua International, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jianhua Zhu, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Jianhua Zhu
Jianhua Zhu
Chief Executive Officer
Date: July 12, 2010

A signed original of this written statement required by Section 906 has been provided to Lihua International, Inc. and will be retained by Lihua International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.